Exhibit 99.1
FOR IMMEDIATE RELEASE
Solar Power, Inc. Announces First Quarter 2011
Financial Results
ROSEVILLE, Calif.—May 16, 2011- Solar Power, Inc. (“SPI”) (OTCBB:SOPW), a leading developer of photovoltaic solar energy facilities, today announced results for the first quarter ended March 31, 2011.
First Quarter of 2011 Results:
Net sales for the first quarter of 2011 were $5.5 million compared to $5.8 million in net sales in the first quarter of 2010. Gross profit for the first quarter of 2011 was $0.6 million, or 10.1% of sales, compared to $0.6 million, or 10.7% of sales, for the first quarter of 2010. Operating expenses for the first quarter of 2011 were $2.2 million compared to $3.3 million for the same period last year. Other expense, net, including interest and taxes was $142 thousand. Net loss for the first quarter of 2011 was $1.7 million, or ($0.02) per basic share and diluted share, compared to a loss of $3.2 million, or ($0.06) per basic and diluted share, in the first quarter of 2010. The weighted average number of common shares outstanding used in computing the basic and diluted per share amounts for the three months ended March 31, 2011 and 2010 were 90,844,928 and 52,292,576, respectively.
Balance Sheet:
Assets include cash and cash equivalents at March 31, 2011 of $26.3 million and accounts receivable (net) and costs and estimated earnings in excess of billings of $9.9 million. Inventory was $6.3 million. Total assets were $51.8 million while total liabilities were $12.9 million. Common shares outstanding at March 31, 2011 were 95,128,523. Series A Preferred shares outstanding at March 31, 2011 were 20 million.
Recent Company Highlights:
•	The Company closed a Stock Purchase Agreement with LDK Solar Co., Ltd. (“LDK”) giving LDK a 70% interest in the Company and generating $32.7 million net of issuance costs.

•	The Company began installation of a 5 megawatt rooftop solar system for KDC Solar, LLC on the White Rose, Inc. distribution center in Carteret, New Jersey.

•	The Company completed and commissioned a 397 kilowatt rooftop solar system for BLT Enterprises at their Fremont Recycling and Transfer Station in Fremont, California.

•	The Company completed and commissioned a 158 kilowatt rooftop solar system for 20th Century Fox Studios in Century City, California.

•	The Company completed the installation of the first phase of 2.2 megawatts on eight sites for the Baldwin Park School District in Baldwin Park, California.

•	The Company began installation of a 229 kilowatt rooftop solar system at Hollywood Center Studios in Hollywood, California.
Management Comments:
The first quarter 2011 results reflect SPI’s transition out of the business of manufacturing solar products into that of a project developer. The backlog of both utility-scale and distributed-generation projects continues to mature. With the strength the capital infusion of the investment of LDK Solar brings to our balance sheet and the benefits of access to LDK’s supply chain, the Company is well positioned to grow throughout 2011.
2011 Outlook:
The Company previously provided guidance for the year ended 2011 of $70,000,000 in Net Sales. Based on first quarter 2011 results and the outlook for the balance of 2011, guidance remains unchanged.
Conference Call Information:
The conference call will take place at 4:30pm EDT on Monday, May 16, 2011. Interested participants should call 1-877-941-2061 when calling within the United States or 1-480-629-9707 when calling internationally.
A playback will be available through May 23, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Utilize the PIN number 4438432 for the replay.
This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=000085C6, or visiting www.spisolar.com, or at ViaVid’s website at www.viavid.net, where the webcast can be accessed through May 23, 2011.
About Solar Power, Inc. (OTCBB: SOPW):
Solar Power, Inc. (SPI) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.
Safe Harbor Statement:
The earnings release and conference call may contain certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward looking terminology such as

“believes, expects” or similar expressions. The forward looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. Solar Power, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.
For additional information contact:

Stephen C. Kircher, CEO Solar Power, Inc. (916) 745-0900	Brion Tanous Clean Tech IR, Inc. (310) 541-6824 btanous@cleantech-ir.com

SOLAR POWER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except for share data)
(unaudited)

	As of	As of December
	March 31, 2011	31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$26,287	$1,441
Accounts receivable, net of allowance for doubtful accounts of $62 and $28 at March 31, 2011 and	7,668	5,988
December 31, 2010, respectively, and inclusive of related party accounts receivable of $1,342 at March 31, 2011
Costs and estimated earnings in excess of billings on uncompleted contracts	2,222	2,225
Inventories	6,302	4,087
Asset held for sale	6,669	6,669
Prepaid expenses and other current assets	677	702
Restricted cash	286	285

Total current assets	50,111	21,397

Goodwill	435	435
Restricted cash	455	1,059
Property, plant and equipment, net	826	915

Total assets	$51,827	$23,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,483	$6,055
Accrued liabilities	1,640	4,298
Income taxes payable	2	2
Billings in excess of costs and estimated earnings on uncompleted contracts	796	1,767
Loans payable and capital lease obligations	3,738	3,808

Total current liabilities	11,659	15,930
Loans payable and capital lease obligations, net of current portion	8	13
Other liabilities	1,276	—

Total liabilities	12,943	15,943

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, 20,000,000 shares authorized,
20,000,000 and none issued and outstanding at March 31, 2011 and December 31, 2010, respectively	22,228	—
Common stock, par $0.0001, 100,000,000 shares authorized,
95,128,523 and 52,292,576 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	10	5
Additional paid in capital	52,658	42,114
Accumulated other comprehensive loss	(251)	(240)
Accumulated deficit	(35,761)	(34,016)

Total stockholders’ equity	38,884	7,863

Total liabilities and stockholders’ equity	$51,827	$23,806

SOLAR POWER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except for share data)
(unaudited)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Net sales	$5,490	$5,833
Cost of goods sold	4,938	5,209
Gross profit	552	624

Operating expenses:
General and administrative	1,553	1,998
Sales, marketing and customer service	471	1,093
Engineering, design and product management	131	205
Total operating expenses	2,155	3,296

Operating loss	(1,603)	(2,672)

Other income (expense):
Interest expense	(131)	(6)
Interest income	2	—
Other expense, net	(6)	(535)
Total other income (expense)	(135)	(541)

Loss before income taxes	(1,738)	(3,213)

Income tax expense	7	3

Net loss	$(1,745)	$(3,216)

Net loss per common share:
Basic	$(0.02)	$(0.06)

Diluted	$(0.02)	$(0.06)

Weighted average number of common shares used in computing per share amounts:
Basic	90,844,928	52,292,576

Diluted	90,844,928	52,292,576